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                           IMPAC SECURED ASSETS CORP.,
                                  as Depositor,


                           IMPAC FUNDING CORPORATION,
                               as Master Servicer,


                                       and


                    BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
                                   as Trustee




                        ---------------------------------

                           AMENDMENT NO. 1 dated as of
                            February 15, 2001 to the


                         POOLING AND SERVICING AGREEMENT

                            Dated as of March 1, 1997

                        ---------------------------------


                       Mortgage Pass-Through Certificates

                                  Series 1997-1





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          AMENDMENT NO. 1 made as of this 15th day of February 2001, among Impac
Secured Assets Corp. (the "Depositor"), Impac Funding Corporation, as master servicer (the "Master Servicer"), and Bankers Trust Company of California, N.A., as trustee (the "Trustee").

                          W I T N E S S E T H

          WHEREAS, the Depositor, the Trustee and the Master Servicer entered into a Pooling and Servicing Agreement (the "Agreement") dated as of March 1, 1997, relating to the issuance of Mortgage Pass-Through Certificates, Series 1997-1; and

          WHEREAS, the Depositor, the Master Servicer and the Trustee desire to amend the terms of the Agreement pursuant to and in accordance with Section
11.02 of the Agreement.

          NOW, THEREFORE, in consideration of the mutual premises and agreements herein, the Depositor, the Master Servicer and the Trustee agree as follows:

     1. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Agreement.

     2. The first sentence of the first paragraph of Section 5.07 of the Agreement is amended by deleting the clause "or Class B" and substituting in its place the following: ", Class B-4, Class B-5 or Class B-6".





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         IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee
have caused their duly authorized representatives to execute and deliver this instrument as of the date first above written.


                                   IMPAC SECURED ASSETS CORP.

                                   By: /s/ Richard J. Johnson
                                      -----------------------------------------
                                   Name:  Richard J. Johnson
                                   Title: Executive Vice President and Chief
                                          Financial Officer



                                   IMPAC FUNDING CORPORATION


                                   By: /s/ Lisa A. Duehring
                                      -----------------------------------------
                                   Name:  Lisa A. Duehring
                                   Title: Senior Vice President



                                   BANKERS TRUST COMPANY OF CALIFORNIA,
                                   N.A.


                                   By: /s/ Paul T. Liu
                                      -----------------------------------------
                                   Name:  Paul T. Liu
                                   Title: Vice President




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